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                                 EXHIBIT 23.3

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                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 3, 1996, with respect to the consolidated financial statements of Transitional Health Services, Inc. and subsidiaries included in the Registration Statement (Form S-1 No. 333-24267) and related Prospectus of Centennial HealthCare Corporation for the registration of 4,000,000 shares of its common stock.



/s/ Ernst & Young LLP

Louisville, Kentucky
May 27, 1997